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                                                                      EXHIBIT 12

                     GTE NORTH INCORPORATED AND SUBSIDIARY
        STATEMENT OF THE CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

                             (Thousands of Dollars)


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
                                                                       Six Months Ended
                                                                        June 30, 1996
                                                                       ----------------
Net earnings available for fixed charges:
  Income from continuing operations                                        $260,799
  Add - Income taxes                                                        151,898
      - Fixed charges                                                        63,428
                                                                           --------
Adjusted earnings                                                          $476,125
                                                                           ========
Fixed charges:
  Interest expense                                                         $ 58,773
  Portion of rent expense
     representing interest                                                    4,655
                                                                           --------
Adjusted fixed charges                                                     $ 63,428
                                                                           ========

RATIO OF EARNINGS TO FIXED CHARGES                                             7.51
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